Exhibit 99.1

FOR IMMEDIATE RELEASE

Pervasip Announces Agreement to Reduce Debt by $1.9 million

WHITE PLAINS, NEW YORK – January 14, 2015 – Pervasip Corp. (OTCQB: PVSP) (“Pervasip” or the “Company”) announced today that it executed an agreement with Pension Benefit Guarantee Corporation (the “PBGC”), pursuant to which PBGC agreed to accept $100,000 in full satisfaction of $2.0 million in amounts that had been due from Pervasip.

“Finalizing this agreement is an important first step in our previously announced restructuring and acquisition plans,” said Paul Riss, Pervasip’s chief executive officer. “Reducing the majority of our outstanding liabilities is critical to our ability to raise new capital and to complete acquisitions to expand our existing operations. We are currently in discussions with our lenders for this purpose, and we hope to reduce significant additional liabilities in the near term.”

The terms of the Company’s agreement with PBGC are disclosed in a Current Report on Form 8-K to be filed today, a copy of which can be viewed online at: http://www.sec.gov/cgi-bin/browse-edgar?company=pervasip&owner=exclude&action=getcompany, and which additionally reports that the Company’s reverse stock split previously planned for January 31, 2015 has been cancelled.

About Pervasip Corp.

Pervasip delivers mobile VoIP and video telephone service anywhere in the world that has a stable broadband connection.  In addition to international telephone numbers from 57 countries for mobile phone users, with unlimited inbound calling, it offers several international outbound calling plans, including some of the lowest rates to international mobile phones.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Additional Information

Pervasip Corp.

Paul H. Riss, CEO

phriss@pervasip.com

914-750-9339